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                                                                   EXHIBIT 10.11


         AMENDMENT effective as of October 1, 2004 to the Note Purchase and Private Shelf Agreement dated as of February 14, 2002 (as amended and in effect on the date hereof, the "Agreement") between Quaker Fabric Corporation of Fall River (the "Company"), Pruco Life Insurance Company ("Pruco") and The Prudential Insurance Company of America ("Prudential"; and collectively with Pruco, the "Noteholders"). Capitalized terms used herein have the meanings ascribed to such terms in the Agreement unless otherwise defined herein.

                               W I T N E S S E T H

         WHEREAS, the Noteholders and the Company have executed and delivered the Agreement; and

         WHEREAS, the parties hereto wish to amend certain terms of the Agreement and agree to such other matters, all as set forth below.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Agreement. The Agreement is hereby amended such that:

         1.1. Subparagraph 6D. Subparagraph 6D is hereby amended to read in its entirety as follows:

                  "6D. Maintenance of Fixed Charge Coverage. The Company will not permit the Fixed Charge Ratio at any time (other than the four fiscal quarter period ending on October 2, 2004) to be less than 1.75 to 1.00. For the four fiscal quarter period ending on October 2, 2004, the Company will not permit the Fixed Charge Ratio to be less than 1.50 to 1.00."

         1.2 Subparagraph 6G. Clause (xi) of Subparagraph 6G is hereby amended and restated as follows:

                  "(xi) other Liens not otherwise permitted by clauses (i) through (x) of this paragraph 6G, provided that the Indebtedness secured by such Lien shall be permitted by paragraph 6A and such Indebtedness, when aggregated with Indebtedness securing Liens permitted by clauses (i), (vii) and (viii) of this paragraph 6G and all other Priority Debt, does not exceed 20% of Consolidated Net Worth, and provided further that such Indebtedness (other than with respect to clause (vii) of this paragraph 6G) does not exceed the book value, or if less, the fair market value of the property subject to such Lien at the time such Lien is incurred, and provided further that in no event shall the Company or any Subsidiary create or permit to exist any Lien securing the Revolving Credit Facility."

         1.3 Subparagraph 6J. Subparagraph 6J is hereby amended and restated as follows:




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                  "6J. Dividends and Purchase of Stock. At any time after
         October 1, 2004 and before December 31, 2004 or at any time when a Default has occurred and is continuing, the Company will not declare or pay any dividends (except dividends payable solely in shares of its capital stock) on any shares of any class of its capital stock, or make any distributions or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, any class of capital stock of the Company."

2. Conditions to Effectiveness. This Amendment shall be effective as of the date first above written and the Agreement shall be deemed amended hereby upon the Noteholders' receipt of (i) a true and complete copy of a fully executed and effective amendment and/or waiver for the period ending on October 2, 2004 to Section 5.23(b) (Debt Service Coverage Ratio) appearing in the Revolving Credit Facility (in form and substance acceptable to the Noteholders), and (ii) a fully executed copy hereof by Prudential.

3. Company Representations. The Company hereby represents and warrants that, after giving effect to the effectiveness of this Amendment, no Default or Event of Default has occurred or is continuing. The Company further represents and warrants that, other than the amendment referred to in Section 2(i) of this Amendment, there have been no other amendments and/or waivers to the Revolving Credit Facility.

4. Guarantor Confirmation. The Guarantor, by its signature below, hereby acknowledges and consents to this Amendment, and confirms that the Guaranty and its obligations thereunder continue to be effective with respect to the Agreement (as amended hereby) and that such Guaranty is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

6. Effect on Agreement. Except as expressly provided herein, the Agreement shall remain in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall not operate as a waiver of any right, power or remedy of any holder of a Note, nor constitute a waiver of any provision of the Agreement.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date and year first above written.

                                            QUAKER FABRIC CORPORATION



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                                          OF FALL RIVER



                                   By:______/s/__________________
                                            Name:
                                            Title:

                                        QUAKER FABRIC CORPORATION, as Guarantor



                                   By:______/s/__________________
                                            Name:
                                            Title:

                                        THE PRUDENTIAL INSURANCE
                                          COMPANY OF AMERICA



                                   By:______/s/___________________
                                            Name:  Kevin Kraska
                                            Title:    Vice President

                                        PRUCO LIFE INSURANCE COMPANY



                                   By:______/s/___________________
                                            Name:   Kevin Kraska
                                            Title:    Asst. Vice President